Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (the “Report”) of American Energy Production, Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Charles Bitters, the Chief Executive Officer and Chief Financial Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated this 15th day of May, 2008.	By:	/s/ Charles Bitters
Charles Bitters
Chief Executive Officer and Chief Financial Officer